Exhibit 107.1

Calculation of Filing Fee Table(1)

424(b)(5)

(Form Type)

Duke Energy Ohio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	First Mortgage Bonds, 5.30% Series, Due June 15, 2035	457(r)	$350,000,000	99.629%	$348,701,500	0.00015310	$53,386.20
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$348,701,500		$53,386.20
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$53,386.20

(1)	This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-267583-05. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.